Exhibit 99.2

FIRST QUARTER 2011 Earnings Presentation May 2011

2 Forward Looking Statements This presentation contains "forward-looking statements" within the meaning of the federal securities laws. These statements reflect management's current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward- looking statements contained in this presentation to reflect the occurrence of events after the date of this presentation.

FIRST QUARTER 2011 Results and Key Performance Indicators Strategy and Initiative Execution Have Forestar Well Positioned

First Quarter 2011 Results First Quarter 2011 Results 4 Note: 1st Qtr 2011 weighted average basic shares outstanding were 35.3 million 4th Qtr. 2010 results include pre-tax gain of $13.2 million from sale of 9,800 acres of timberland and non-cash impairment charges of $10.4 million

Segment Earnings (Loss) Segment Earnings (Loss) 5 1st Qtr. 2011 mineral resources segment earnings include over $1.7 million in lease bonus revenues associated with leasing almost 4,900 net mineral acres and $1.6 million in revenues associated with a seismic exploration agreement on over 31,000 net mineral acres in Louisiana 1st Qtr. 2010 mineral resources segment earnings include almost $3.2 million in lease bonus revenues associated with leasing over 2,100 net mineral acres for $1,495 per acre. 4th Qtr. 2010 real estate earnings include non-cash impairment charges of $10.4 million

2011 Highlights 6 54 thousand acres put into play in Louisiana 4,900 acres leased 31,000 acres in seismic agreement 18,000 acres in exploration agreement Purchased 1,200 acres near Cibolo Canyons Multiple dimensions of value 214 residential lots sold, back-log building 1,068 acre entitlement near Atlanta GA High-use, low-impact plan Sold 2,600 acres at an average price of $2,300 per acre Minerals Mitigation Single-family entitlement forest

Market Conditions Expected to Create Significant Growth Opportunities U.S. Housing Starts (SAAR, Thousand Units) Source: IHS Global Insight Multifamily well-positioned to benefit from economic recovery 7

(CHART) (CHART) Texas Markets Outperforming Over 70% of Real Estate Investment Located in Texas 8 (CHART) (CHART) >15% >9.0 Source: Moody's Economy.com and Zelman & Associates

9 Real Estate Segment KPI's Real Estate Segment KPI's * Includes 100% of venture activity ** KPI's include venture activity, but exclude Q4 2010 sale of 625 acres for about $20 million at Summer Creek Ranch project located near Fort Worth, TX

Real Estate Undeveloped In Entitlement Process Entitled Developed and Under Development Total Acres* Undeveloped Land Owned 166,141 173,118 Ventures 6,977 173,118 Residential Owned 26,819 7,889 584 40,267 Ventures --- 4,354 621 40,267 Commercial Owned 2,801 1,095 539 5,145 Ventures --- 476 234 5,145 Total Acres 173,118 29,620 13,814 1,978 218,530 Estimated Residential Lots Estimated Residential Lots 23,737 3,480 27,217 Projects Projects 18 22 60** 100 Real Estate Pipeline - Q1 2011 10 * In addition, Forestar owns a 58% interest in a venture which controls over 16,000 acres of undeveloped land in Georgia with minimal investment ** Includes four commercial and income producing properties

Retaining Value Through the Downturn 11 (CHART)

Entitlement Activity - Q2 2011 Entitlements 1,591 Residential lots 954 Housing units* 133k sq ft Commercial 52% of project is open space Previous zoning only allowed development of 300 residential lots Located near Atlanta, GA 12 Site Plan Burt Creek * Housing units include multifamily, condo, townhome and independent living Locator Map Significant entitlement value creation - minimal capital investment

NATURAL RESOURCES LANDSCAPES

	Market	Market Conditions
	Oil & Gas	• Oil prices are firm • Gas prices pressured by inventory & production
	Fiber	• Saw timber markets weak – home construction • Pulpwood stable - global markets emerging
	Water	• Emerging opportunity – accelerated by droughts • Minimal investment in reservoir capacity in 40 years • Groundwater will be important

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14 Fiber Resources Segment KPI's Fiber Resources Segment KPI's

15 Mineral Resources Segment KPI's Mineral Resources Segment KPI's Note: Wells owned and drilled by third-party lessees and operators * Includes our share of venture production: 1st Qtr 2011 = 159 MMcf; 1st Qtr 2010 = 27 MMcf; 4th Qtr. 2010 = 227 MMcf

2011 Louisiana Minerals Activity 16 Note: Wells owned by third-party lessee / operator Leasing: 4,900 acres leased $343 / acre Seismic Agreement: 31,100 net mineral acres $1.6 million Q2 2011 Activity Exploration Agreement: 18,000 net mineral acres Q1 2011 Activity Acres Leased Q1 2011 Acres Leased Prior to Q1 Available for Lease Held by Production Seismic Option Exploration Agreement

Q1 2011 East Texas Bossier-Haynesville Drilling Activity

Bossier–Haynesville Activity In East Texas*:

- As of Q1 2011, 33 rigs in the area (all drilling Bossier-Haynesville wells)
- 39 wells drilled in Q1 2011 and 85 wells awaiting completion

Illustrative Economics: Gross Potential Royalty Interest Per Well [1] ($mm)

Total Well Production (Bcfe)	Price ($ / Mbtu) $3.00	$4.00	$5.00
3.0	$2.3	$3.0	$3.8
6.0	4.5	6.0	7.5
9.0	6.8	9.0	11.3
12.0	9.0	12.0	15.0



Cherokee
Shelby
Nacogdoches
Sabine
San Augustine
Angelina
Sabine
Trinity
Leor Energy
Forestar #1
Spud 3/28/2011
EOG Resources
Teal Unit – 1H
Spud 4/26/2011
EnCana
BP Blackstone A-17 1H
IP 10.5 MMCFD on 18/64 choke
Acres Leased
Available for Lease
Held by Production
Haynesville Well Permits
Haynesville Drilling Activity
Producing Bssr-Hysv Wells
Waiting on Completion

Note: Shaded area represents the total area of Bossier-Haynesville formation activity

Note: Wells owned by third-party lessee / operator

** East Texas area includes Shelby, Sabine, San Augustine, Nacogdoches & Angelina counties*

[1] Assumes 25% royalty interest; illustrative royalty interests over the life of the well

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Well Positioned For Growth 18 Business Opportunities Real Estate Distressed residential, mixed-use and multifamily real estate assetsExploit Forestar's experience, assets, and resources to generate fees, returns, and promoted interests from value created and realized Forestar's well positioned to capitalize on growth opportunities created by housing market dislocation

Forestar Multifamily Model 19 Multifamily model leverages investment, assets and resources to generate exceptional returns and shareholder value FINANCING Multifamily business model leverages our own investment and existing sites with capital from our partners to create and realize value

Well Positioned For Growth Opportunities 20 Business Opportunities Natural Resources Focus on low cost, low-risk Investments that "prove-up" the value of our assets and meet return requirementsRecurring cash flows with minimal investment Forestar's well positioned to capitalize on growth opportunities created by housing market dislocation

Strategy and Initiative Execution Have Forestar Well Positioned Right Strategy Experienced Management Team Strong Balance Sheet, Assets & Projects